Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
1Registration Statement (Form S-8 No. 333-184805) pertaining to the II-VI Incorporated 2012 Omnibus Incentive Plan,
2Registration Statement (Form S-8 No. 333-199855) pertaining to the Amended and Restated II-VI Incorporated 2012 Omnibus Incentive Plan,
3Registration Statement (Form S-8 No. 333-228367) pertaining to the II-VI Incorporated 2018 Employee Stock Purchase Plan,
4Registration Statement (Form S-8 No. 333-228368) pertaining to the II-VI Incorporated 2018 Omnibus Incentive Plan,
5Registration Statement (Form S-8 No. 333-249995) pertaining to the II-VI Incorporated Amended and Restated 2018 Omnibus Incentive Plan,
6Registration Statement (Form S-8 No. 333-266007) pertaining to the Coherent, Inc. 2011 Equity Incentive Plan and Coherent, Inc. Equity Incentive Plan,
7Registration statement (Form S-8 No. 333-274069) pertaining to the Amended and Restated II-VI Incorporated 2005 Deferred Compensation Plan,
8Registration Statement (Form S-8 No. 333-275627) pertaining to the Coherent Corp. Employee Stock Purchase Plan,
9Registration Statement (Form S-8 No. 333-275628) pertaining to the Coherent Corp. Omnibus Incentive Plan,
10Registration Statement (Form S-3 No. 333-258526) pertaining to II-VI Incorporated’s common stock and preferred stock,
11Registration Statement (Form S-3 No. 333-266529) pertaining to II-VI Incorporated’s common stock and preferred stock,
12Registration Statement (Form S-8 No. 333-281591) pertaining to Coherent Corp.’s common stock, and
13Registration Statement (Form S-8 No. 333-283032) pertaining to Coherent Corp.’s common stock;

of our report dated August 14, 2025 (except for the effects of the reportable segment change disclosed in Notes 1, 3, 6, 14, 20 and 21, as to which the date is December 16, 2025), with respect to the consolidated financial statements and the financial statement schedule of Coherent Corp. and Subsidiaries and our report dated August 14, 2025, with respect to the effectiveness of internal control over financial reporting of Coherent Corp. and Subsidiaries, included in this Current Report (Form 8-K) of Coherent Corp.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
December 16, 2025